Exhibit 15.3

CHANGE IN AUDITOR CONCURRENCE LETTER

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16.F of Form 20-F dated July 8, 2015, of Zim Corporation and are in agreement with the statements contained in the paragraphs on page 50 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Raymond Chabot Grant Thornton LLP

---------------------------------------------

Raymond Chabot Grant Thornton LLP

Chartered Accountants,

Licensed Public Accountants

Ottawa, Canada

July 8, 2015